Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-05873, 333-18935,
333-18883, 333-18885, 333-30841, 333-30211, 333-31895, 333-60365, 333-91995, 333-84751, 333-40914, 333-48116,
333-60862, 333-116421, 333-116423 and 333-135446) of Spherion Corporation of our report dated April 30, 2007 relating to the financial statements of Intellimark Holdings, Inc., which appears in the Current Report on Form 8-K/A of Spherion Corporation
dated February 15, 2008.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

February 15, 2008